Exhibit 10.5
PLURALSIGHT HOLDINGS, LLC
2017 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

1.PURPOSE. This Plan is intended to provide incentives to attract, retain and motivate eligible persons whose services are important to the success of the Company and its Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options and Restricted Share Units. Capitalized terms not otherwise defined in the text of this Plan document are defined in Section 23 hereof. This Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, but grants may be made pursuant to this Plan which do not qualify for exemption from registration under Rule 701.

2.UNITS SUBJECT TO THE PLAN.

2.1    Number of Units Available. Subject to Sections 2.2 and 17 hereof, the total number of Units reserved and available for grant and issuance pursuant to this Plan will be 3,622,900. Units subject to Awards that at any time are cancelled, forfeited, settled in cash or that expire by their terms will again be available for grant and issuance in connection with other Awards. At all times the Company will reserve and keep available a sufficient number of Units as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan.

2.2    Adjustment of Units. In the event that the number of outstanding Units of the Company is changed by a distribution of Units, recapitalization, Unit split, reverse Unit split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (i) the number of Units reserved for issuance under this Plan and (ii) the Exercise Prices of and number of Units subject to outstanding Options and number of Units subject to other outstanding Awards will be proportionately adjusted subject to any required action by the Committee and compliance with applicable securities laws; provided, however, that fractions of a Unit will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Unit or will be rounded down to the nearest whole Unit, as determined by the Committee.

2.3    Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of the Company’s obligations under the Plan.

3.ELIGIBILITY. The Company may grant Options and Restricted Share Units under the Plan to employees, officers, managers, directors and consultants of the Company or any Subsidiary of the Company, provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

4.ADMINISTRATION.

4.1    Committee Authority. This Plan will be administered by the Committee or the Board if no Committee is created by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to: (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan; (b) prescribe, amend and rescind rules and regulations relating to this Plan; (c) approve persons to receive Awards; (d) determine the form and terms of Awards; (e) determine the number of Units or other consideration subject to Awards; (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Subsidiary of the Company; (g) grant waivers of any conditions of this Plan or any Award; (h) determine the terms of vesting, exercisability and payment of Awards; (i) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement or any Exercise Agreement; (j) determine whether an Award has been earned; (k) make all other determinations necessary or advisable for the administration of this Plan; and (l) extend the vesting period beyond a Participant’s Termination Date.

4.2    Committee Discretion. Unless in contravention of any express terms of this Plan or Award, any determination made by the Committee with respect to any Award will be made in its sole discretion either (a) at the time of grant of the Award, or (b) subject to Section 5.8 hereof, at any later time. Any such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

4.3    No Uniformity of Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or who actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into nonuniform and selective Award Agreements.

4.4    Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions, domestic or foreign, in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

5.OPTIONS. The Committee may grant Options to eligible persons described in Section 3 hereof. As to each such Option, the Committee shall determine the number of Units subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1    Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement (“Unit Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option. The Unit Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3    Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Unit Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of seven (7) years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Units or percentage of Units as the Committee determines.

5.4    Exercise Price. The Exercise Price per Unit of an Option will be determined by the Committee when the Option is granted and may not be less than one hundred percent (100%) of the Fair Market Value of per Unit on the date of grant. Payment for the Units purchased must be made in accordance with Section 5.10 hereof.

5.5    Method of Exercise. Options may be exercised only by delivery to the Company of a written Option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant). The Exercise Agreement will state (i) the number of Units being purchased, (ii) the restrictions imposed on the Units purchased under such Exercise Agreement, if any, and (iii) such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. The Participant shall execute and deliver to the Company the Exercise Agreement together with payment in full of the Exercise Price, and any applicable taxes, for the number of Units being purchased, in the manner described in Section 5.10 hereof. An Option may not be exercised for a fraction of a Unit.

5.6    Termination. Subject to earlier termination pursuant to Sections 17 and 20 hereof and notwithstanding the exercise periods set forth in the Unit Option Agreement, exercise of an Option will always be subject to the following:

(a)    If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Options only to the extent that such Options are Vested Options upon the Termination Date or as otherwise determined by the Committee, and subject to such additional conditions on exercise as are set forth in the applicable Award Agreement. Such Vested Options, if otherwise exercisable, may only be exercised within ninety (90) days after the Termination Date (or within such longer time period after the Termination Date as may be determined by the Committee, but in any event, no later than the expiration date of the Options, as provided in the applicable Award Agreement).

(b)    If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within ninety (90) days after a Termination other than for Cause), then Participant’s Options may be exercised only to the extent that such Options are Vested Options on the Termination Date, and subject to Section 24 and such additional conditions on exercise as are set forth in the applicable Award Agreement. Such Vested Options, if otherwise exercisable, may only be exercised by Participant (or Participant’s legal representative or authorized assignee) within twelve (12) months after the Termination Date (or within such longer time period after the Termination Date as may be determined by the Committee, but in any event no later than the expiration date of the Options, as provided in the applicable Award Agreement).

(c)    If the Participant is terminated for Cause, except to the extent otherwise determined by the Committee, such Participant’s Options shall automatically become non-exercisable as of 12:01 am local time on the Termination Date, may not thereafter be exercised even if such Options are otherwise Vested Options on the Termination Date, and shall expire and be of no force and effect as of 12:01 am local time on the Participant’s Termination Date.

5.7    Limitations on Exercise. The Committee may specify a reasonable minimum number of Units that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Units for which it is then exercisable.

5.8    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. The Committee may not reduce the Exercise Price of outstanding Options.

5.9    Restrictions. Any Units issued pursuant to the exercise of an Option will be subject to the restrictions on transfer and, rights of first refusal set forth in the Company’s Governance Documents and such additional restrictions and repurchase rights as are specified by the Committee and set forth in the applicable Award Agreement.

5.10    Payment for Units Purchased Through Option Exercise. Payment for Units purchased pursuant to Options granted under this Plan may be made by check or, to the extent expressly permitted under the applicable Award Agreement and applicable law, by one or more of the following methods:

(a)    on a “net exercise” basis by holdback (i.e., retention by the Company) of Units otherwise being sold to the Participant having a then Fair Market Value, as determined by the Committee, equal to the applicable Exercise Price;

(b)    with respect only to purchases upon exercise of an Option, and provided that an IPO has occurred, the Units (or shares of stock into which the Units are freely exchangeable) are registered under the Securities Act, and a public market for the Company’s Units exists:

(i)    through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the Finance Regulatory Authority (a “FINRA Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Units so purchased sufficient to pay the total Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Units to forward the total Exercise Price directly to the Company; or

(ii)    through a “margin” commitment from the Participant and a FINRA Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Units so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the total Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Units to forward the total Exercise Price directly to the Company; or

(c)    by any combination of the foregoing.

6.RESTRICTED SHARE UNITS.

6.1    Awards of Restricted Share Units. A Restricted Share Unit (also called a “RSU”) is an Award of a contingent right to receive at a designated future time a specified number of Units or payment equal to the then Fair Market Value of a specified number of underlying Units, which Award will be settled and paid in Units or as otherwise provided under Section 6.2 and the applicable Award Agreement. No purchase price shall apply to RSUs or Units or property issued under a Restricted Share Unit Award. All Restricted Share Units will be evidenced by an Award Agreement (a “Restricted Share Unit Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time determine, and will comply with and be subject to the terms and conditions of this Plan.

6.2    Form and Timing of Settlement. Payment (i.e., settlement) of Vested Restricted Share Units shall be made in the form of Units or, if otherwise determined by the Committee in its discretion and not prohibited by the Company’s Governance Documents, with equity securities of an Upstream Public Affiliate or other securities to which Units have been or are being converted or with a combination of Units and such other securities. All Restricted Share Units shall be paid and settled on such dates following vesting as are determined by the Committee in its discretion, provided that settlement and payment of any portion of a Restricted Share Unit which has vested shall in all cases be made not later than March 15 of the calendar year following the calendar year in which such portion becomes vested and no longer subject to risk of forfeiture. No payment shall be made with respect to a Restricted Share Unit except to the extent that it has become a Vested Restricted Share Unit.

6.3    Restrictions. Any Units issued in settlement of Restricted Share Unit Awards shall be subject to the restrictions on transfer and, rights of first refusal set forth in the Company’s Governance Documents and such additional restrictions and repurchase rights as are specified by the Committee and set forth in the applicable Award Agreement.

6.4    Forfeiture. Upon Termination of a Participant, the Participant shall automatically and immediately forfeit all of his or her then-Unvested Restricted Share Units except to the extent otherwise expressly provided in his or her Restricted Share Unit Agreement.

7.WITHHOLDING TAXES.

7.1    Withholding Generally. Whenever Units are to be issued in satisfaction of Awards granted under this Plan, the Participant shall remit to the Company (or the Company Subsidiary that employs the Participant, as directed by the Company)) by check or such other means, including the holdback under Section 7.2 of Units otherwise issuable to the Participant, as are approved by the Committee, an amount sufficient to satisfy all federal, state, foreign and local withholding tax requirements as a condition precedent to issuance of such Units and prior to the delivery of any certificate or certificates for such Units. Whenever, under this Plan, payments in satisfaction of Awards are to be made by the Company or a Subsidiary, such payment will be net of an amount sufficient to satisfy federal, state, foreign and local withholding tax requirements.

7.2    Unit Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise, vesting and/or settlement of any Award that is subject to tax withholding and the Participant is obligated to pay the Company or a Subsidiary the tax amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Units to be issued that minimum number of Units having a then Fair Market Value, as determined by the Committee, equal to the minimum tax amount required to be withheld,. All elections by a Participant to have Units withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

8.CODE SECTION 409A. All Awards under this Plan are intended to qualify for exclusion from the definition of “nonqualified deferred compensation” subject to Section 409A of the Code, and the Plan shall be interpreted and administered to comply with that intent. Specifically, all Options granted under the Plan are intended to be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(5) and all rights and payments under RSUs are intended to constitute “short-term deferrals” within the meaning of Treasury Regulation Section 1.409A-1(b)(4) and as such are intended to be exempt from Code Section 409A. The Company, however, does not guarantee or assure that the Awards will be excluded from the application of Code Section 409A. Notwithstanding any other provision of this Plan, any Award Agreement or any other agreement to the contrary, neither the Company, its Members, the Board, the Committee nor any other person shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company, its Members, the Board, the Committee nor any other person the Committee will have any liability to any Participant for such tax or penalty.

9.PRIVILEGES OF UNIT OWNERSHIP. No Participant shall be a Member or equity owner of the Company solely by reason of receiving and holding an Award, and no Participant will have any of the rights as a Member of the Company or otherwise with respect to any Units underlying Awards until the Units are actually issued to the Participant upon exercise or settlement of the Award. No Units will be issued to a Participant unless he or she executes and delivers to the Company a joinder or other written agreement in form satisfactory to the Committee to be bound as a Member by the Company’s applicable Governance Documents as then in effect and as subsequently amended. Once Units are issued to the Participant, the Participant will be a Member and have all the rights of a Member with respect to such Units, including the right to vote and receive all distributions made or paid with respect to such Units.

10.TRANSFERABILITY OF AWARDS. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution, and may not be made subject to execution, pledge, attachment or similar process. During the lifetime of the Participant an Award will be exercisable only by the Participant or Participant’s legal representative and any elections with respect to an Award may be made only by the Participant or Participant’s legal representative. For the avoidance of doubt, the prohibition against assignment and Transfer applies to Options and RSUs and to the underlying right to Units to be issued on exercise of an Option or settlement of an RSU; and pursuant to the foregoing sentence shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other Transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act).

11.RESTRICTIONS ON TRANSFER OF UNITS.

11.1    Restrictions on Transfer. Without limitation of and in addition to any other restriction on Transfer set forth in the applicable Company Governance Documents and the Award Agreement, no Participant shall Transfer any Units issued under the Plan (or other securities issued in exchange for or otherwise with respect to Units issued under the Plan) without the prior written consent of the Board, which consent the Board may withhold or condition in its sole discretion; provided, that upon the Participant’s death, the Participant’s Units may be Transferred to his estate, heirs or successors in interest under applicable law provided each such Transferee shall agree, as a condition to any Transfer of Units to such Transferee, to be bound by the restrictions set forth herein and in the applicable Governance Documents as may be amended from time to time in the Company’s discretion. The restriction under this Section 11.1 on Transfers of Units without Board approval shall not apply to any Transfer to the Company or, to the purchaser in a Change in Control transaction, or to a Post-IPO Permitted Transfer.

11.2    Securities Law Restrictions. In addition to the restrictions on Transfer of Units set forth in Section 11.1, no Units issued under the Plan may be Transferred unless such Transfer complies with all applicable restrictions on Transfer under applicable Securities Laws, including if applicable SEC Rule 144.

11.3    Effect of Impermissible Transfer. Any Transfer or attempted Transfer of Units in violation of Section 11.1 or Section 11.2 shall be ineffective, null and void.

11.4    Transferee Obligations. Each person to whom Units are Transferred in accordance with the first sentence of Section 11.1 hereof must, as a condition precedent to the validity of such Transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Section 11 and the Company’s Governance Documents to the same extent that such Units would be so subject if retained by the Participant.

12.CERTIFICATES. If the Units are certificated, all certificates for Units or other securities delivered under this Plan will be subject to such Unit transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Units may be listed or quoted.

13.ESCROW OF UNITS. To enforce any restrictions on a Participant’s Units set forth in the Plan, any Award Agreement or the applicable Governance Documents of the Company, the Committee may require the Participant to deposit all certificates representing Units, together with Unit powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

14.BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to buy from a Participant an Award previously granted with such consideration, and based on such terms and conditions, as the Committee and the Participant may agree.

15.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this Plan (including the issuance of RSUs) that do constitute sales of securities or that otherwise do not qualify for exemption under Rule 701. An Award will not be effective, and no Units will be issued under the Plan unless such Award or Unit issuance, as applicable, complies with all applicable federal, state and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Units (or shares of capital stock into which the Units may be converted) may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other settlement of any Award. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver Units under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Units under any federal, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Units with the SEC or any other governmental agency or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

16.NO EMPLOYMENT RIGHTS. Nothing in this Plan or any Award Agreement under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other service relationship with, the Company or any Subsidiary of the Company, as applicable, or limit in any way the right of the Company or any Subsidiary of the Company to terminate Participant’s employment or other service relationship at any time, with or without Cause.

17.CHANGE OF CONTROL TRANSACTIONS.

17.1    Assumption or Replacement of Awards by Successor or Acquiring Company. In the event of a Change in Control of the Company, any or all outstanding Awards may be assumed, converted or replaced by the successor or acquiring entity (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor or acquiring entity may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to equity holders of the Company (after taking into account the existing provisions of the Awards). In connection with any such assumption, conversion, substitution or replacement of Awards, the Committee may in its discretion, and subject to such terms and conditions as it determines, provide for the accelerated vesting, exercisability and/or payment of all or a portion of such Awards immediately prior to such assumption, replacement, conversion or substitution. Notwithstanding any provision herein to the contrary, no assumption, conversion, replacement or substitution of Awards shall occur if such action would result in the Awards in question violating any applicable requirement of Code Section 409A.

17.2    No Assumption of Replacement of Awards on Change in Control Transaction. In the event of a Change in Control transaction in which the successor or acquiring entity (if any) does not assume, convert, replace or substitute Awards, as provided in Section 17.1 above, then the vesting, exercisability and/or payment of such Awards will accelerate immediately prior to the consummation of such Change in Control event only: (i) to the extent, if any, that the applicable Award Agreement expressly provides for such accelerated vesting, exercisability or payment, in whole or in part; and (ii) to the extent the applicable Award Agreement does not so provide, then to the incremental extent if any (and on such additional terms and conditions) as the Committee in its discretion may determine.

17.3    Accelerated Expiration of Options. Notwithstanding any contrary provision in this Plan or any applicable Award Agreement, in connection with a Change in Control, the Committee may in its discretion determine that, in connection with and contingent upon the occurrence of a Change in Control: (a) each Option outstanding immediately prior to the Change in Control shall terminate and cease to be exercisable within a specified number of days after notice to the Participant (and in no event later than immediately prior to the effective time of the Change in Control transaction); and (b) each Participant shall receive in full cancellation of his or her unexercised Options, with respect to each Unit subject to such Option, an amount equal to the excess of the Fair Market Value of such Unit immediately prior to the occurrence of such Change in Control over the Exercise Price per Unit of such Option; such amount to be payable in cash, in one or more kinds of equity securities or property (including the securities or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. For avoidance of doubt, in the cases of Options having an Exercise Price per Unit equal to or greater than the Fair Market Value per Unit of the underlying Units, the Participant’s Options may be cancelled hereunder without any payment to the Participant for his or her cancelled Options hereunder.

17.4    Accelerated Vesting and Settlement of Restricted Share Units. Any provision in this Plan or any applicable Award Agreement to the contrary notwithstanding, in connection with a Change in Control, the Committee may in its discretion determine that, in connection with and contingent upon the occurrence of a Change in Control of the Company: (a) each RSU outstanding immediately prior to the Change in Control shall vest immediately prior to the effective time of the Change in Control transaction, and (b) each Participant shall receive in full payment for his or her Vested RSUs, with respect to each Unit subject to such Vested RSUs, an amount equal to the Fair Market Value of such Unit immediately prior to the occurrence of such Change in Control (such amount to be paid in Units, or in one or more other kinds of equity securities or property (other than cash), including the securities or property, if any, payable in the transaction, or in a combination thereof, as the Committee, in its discretion, shall determine).

17.5    Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 17, in the event of the occurrence of any Change in Control transaction, any outstanding Awards will be treated as provided in the applicable agreement or plan of sale of securities, reorganization, merger, consolidation, dissolution, liquidation or sale of assets.

18.ADOPTION. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

19.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, no Awards shall be granted under the Plan later than ten (10) years after the Effective Date. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

20.AMENDMENT OR TERMINATION OF PLAN. Subject to Section 5.8 hereof, the Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan. The termination of the Plan, or any amendment thereof, shall not affect any Unit previously issued or any Award previously granted under the Plan.

21.NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22.ASSIGNMENT OF PAYMENT OBLIGATIONS. The Company may assign to any Affiliate entity, and any Affiliate entity of the Company may assume, the Company’s otherwise applicable payment obligations with respect to Awards granted to Participants who are employees or contractors of such Subsidiaries.

23.DEFINITIONS. As used in this Plan, the following terms will have the following meanings:
“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified person.
“Award” means any award under this Plan, including any Option or Restricted Share Units.
“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award, including the Unit Option Agreement and Restricted Share Unit Agreement.
“Board” means the Board of Managers of the Company, or if the Company becomes a corporation, the board of directors of that corporation.
“Cause” means Termination because of (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or Subsidiary of the Company, the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (ii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Subsidiary of the Company and the Participant regarding the terms of the Participant’s service as an employee, officer, manager, director or consultant to the Company or a Subsidiary of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, manager, director or consultant of the Company or a Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Subsidiary of the Company and the Participant, (iv) Participant’s disregard of the policies of the Company or any Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Subsidiary of the Company, or (v) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Subsidiary of the Company.
“Change in Control” means, unless otherwise provided in an Award Agreement (but solely as applicable to any such Award Agreement), the occurrence of any one of the following events after the Effective Date:

(a)    Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes, as a result of its or its Affiliate’s acquisition of Company equity securities occurring after the Effective Date, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change in Control by virtue of any acquisitions of Company Voting Securities: (i) by the Company, any Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (ii) in connection with an IPO (including by any Upstream Public Affiliate or by any underwriter temporarily holding securities being offered in the IPO); (iii) in connection with a statutory conversion of the Company to another form of business entity or Non-Qualifying Transaction as defined in paragraph (b) below; or (iv) by a person who was a Member on the Effective Date (or is an Affiliate of such a Member) unless with respect to this clause (iv) such person and its Affiliates thereby become the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of at least seventy-five percent (75%) of the Company Voting Securities;
(b)    The consummation of a merger, consolidation, statutory unit or share exchange or similar form of company transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s Members, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Entity”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by equity securities into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect the members of the board of managers or directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (iii) at least a majority of the members of the board of managers or directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were members of the Board at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);
(c)    A sale, conveyance or other disposition (or series of related sales, conveyances and dispositions) of all or substantially all of the assets or business of the Company, including a sale or multiple related sales of the Subsidiaries of the Company (whether by way of merger, reorganization, consolidation or otherwise) or of all or substantially all of the assets of the Company’s Subsidiaries which constitute all or substantially all of the consolidated assets of the Company; or
(d)    The Members of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the assets of the Company or all or substantially all of the assets of its Subsidiaries.
For avoidance of doubt, a Change in Control shall not be deemed to occur solely because any Person acquires beneficial ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the committee appointed by the Board to administer this Plan, or if no committee is appointed, the Board.
“Company” means Pluralsight Holdings, LLC, a Delaware limited liability company, or any successor entity thereto. In the event the Company converts to a corporation, that corporation shall be the Company.
“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended
“Exercise Price” means the price at which a holder of an Option may purchase the Units issuable upon exercise of the Option.
“Fair Market Value” means, as of any date, the value of Units determined as follows:
(a)    if such Unit is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Unit is listed or admitted to trading as reported by Yahoo.com (or any newspaper or other source as the Board may determine);
(b)    if such Unit is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by Yahoo.com (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or
(c)    if none of the foregoing is applicable, by the Committee in good faith.
“Governance Documents” means the Company’s LLC Agreement and certificate of formation of the Company (or if the Company becomes a corporation, such corporation’s articles or certificate of incorporation, bylaws and shareholders’ agreement if any), as amended from time to time.
“IPO” means (a) the first sale of the Company’s Units to the general public pursuant to a registration statement under the Securities Act; or if earlier (b) the later of (i) the first sale of Upstream Public Affiliate equity securities to the general public pursuant to a registration statement under the Securities Act; or (ii) the acquisition of twenty percent (20%) or more (by voting power and value) of the equity securities of the Company by a publicly-traded Upstream Public Member (or such lesser percentage as the Board may designate in writing).
“IPO Lockup Agreement” means with respect to any IPO, any agreement between the underwriters of the public offering, the Company or other issuer, and persons who immediately prior to the IPO hold equity securities of the Company or an Upstream Public Affiliate, restricting the sale or disposition of such equity securities (or the IPO transaction-related proceeds thereof) for a defined period following the effective date of the IPO or related registration statement.
“IPO Lockup Period” means any period following an IPO not in excess of 220 days from the effective date of the IPO, as determined by the Committee, during which an IPO Lockup Agreement or SEC Rule 144 restricts the free transferability of Units or other equity securities of the Company or other applicable issuer.
“LLC Agreement” means the Company’s amended and restated limited liability company agreement dated as of March 14, 2016, as subsequently amended and restated from time to time.
“Member” means a “Member” of the Company within the meaning of the Company’s limited liability company agreement. In the event the Company becomes a corporation, “Member” shall mean a shareholder of that corporation.
“Option” means an award of an option to purchase Units pursuant to Section 5 hereof. “Participant” means a person who receives an Award under this Plan.
“Plan” means this Pluralsight Holdings, LLC 2017 Equity Incentive Plan, as amended from time to time.
“Post-IPO Permitted Transfer” means any Transfer of Units following an IPO if (a) the Units Transferred are subject to an effective registration statement under the Securities Act, are no longer subject to an IPO Lockup Agreement, and are otherwise freely tradable under applicable Securities Laws; or (b) the Units are Transferred to an Upstream Public Affiliate.
“Restricted Share Unit” or “RSU” means an award made pursuant to Section 6 hereof. The use of the word “Share” in the phrase “Restricted Share Unit” is not intended to be limited to shares of stock.
“Restricted Share Unit Agreement” means a written agreement between the Company and a Participant relating to the award of Restricted Share Units to that Participant.
“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.
“Securities Laws” means the Securities Act and all, other federal, state and foreign laws governing the registration (or exemption from registration) of securities.
“Subsidiary” means any corporation, limited liability company or other entity in unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns equity securities representing fifty percent (50%) or more of the total combined voting power of all classes of equity securities in one of the other entities in such chain. As of the Effective Date, Pluralsight, LLC, is a Subsidiary of the Company.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant for any reason, whether voluntarily or involuntarily, has ceased to provide services as an employee, officer, manager, director or consultant to the Company or a Subsidiary of the Company. For greater certainty, “Termination” includes cessation of a Participant’s employment or consulting engagement with the Company or with a Subsidiary of the Company as a result of the Participant’s death, Disability, resignation, expiration of a stated term of engagement, or discharge with or without Cause. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Board and issued and promulgated in writing. In the case of any Participant on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the Company or a Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Unit Option Agreement.
“Termination Date” means the effective date of a Participant’s Termination as determined for purposes of this Plan by the Committee in its sole discretion.
“Transfer” and “Transferred” mean and include any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of an Award or Units or any legal or beneficial interest in such Award or Units, whether or not for value and whether voluntary or involuntary or by operation of law, including without limitation, a transfer of an Award or Units to a nominee (regardless of whether there in a corresponding change in beneficial ownership); provided, however, that the following shall not be considered a “Transfer”: (a) the granting of a revocable proxy to officers of the Company at the request of the Company’s Board in connection with actions to be taken at a meeting of the Members; or (b) entering into a voting agreement to which the Company is party.
“Units” means (a) “Class A Common Units” as defined in the Company’s limited liability company agreement (i.e., common units of membership interest in the Company entitling their holder to one vote per unit), and (b) any successor equity security of the Company (including shares of common stock into which Units are converted as a result of the conversion of the Company to a corporation) or shares of common stock of an Upstream Public Affiliate if the Units are convertible into such shares.
“Unvested RSUs” means “Unvested RSUs” as defined in the applicable Restricted Share Unit Agreement.
“Unvested Options” means “Unvested Options” as defined in the applicable Unit Option Agreement.
“Upstream Public Affiliate” means a Member of the Company that meets all of the following requirements: (a) the Member is an entity the common equity securities of which are offered and issued or being offered to the public pursuant to a registration statement filed under the Securities Act; (b) the Member holds or has the right to acquire twenty percent (20%) or more (by voting power and value) of the equity securities of the Company (or such lesser percentage as the Board may designate in writing); (c) the primary business purpose of Member is to invest in Company equity securities; and (d) the Board in its discretion by action in writing designates the Member as an Upstream Public Affiliate.
“Vested RSUs” means “Vested RSUs” as defined in the applicable Restricted Share Unit Agreement.
“Vested Options” means “Vested Options” as defined in the applicable Unit Option Agreement.

24.DEATH ACCELERATION BENEFIT. Upon a Participant’s death, Participant’s outstanding and unvested Units subject to an Award will accelerate and fully vest; provided that the aggregate Fair Market Value (as such term is defined in the Pluralsight, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”)) of the Units covered by Awards that may accelerate and fully vest pursuant to this Section 24 and the shares and other securities covered by Pluralsight, Inc. equity awards issued under other equity plans and arrangements (the “Eligible Awards”) that may accelerate and vest pursuant to comparable provisions in such other equity plans and arrangements may not exceed $3,000,000 in the aggregate (the “Death Benefit Limit”). The order in which Eligible Awards will accelerate and vest up to the Death Benefit Limit will be determined as follows: (a) Eligible Awards will accelerate and apply toward the Death Benefit Limit based on their class (determined in reverse alphabetical order) and then in the following order: (1) Restricted Stock, (2) Restricted Stock Units, and (3) Stock Options and Stock Appreciation Rights (as such terms are defined in the 2018 Plan), and (b) with respect to Eligible Awards of the same class, awards with an earlier date of grant will accelerate and apply toward the Death Benefit Limit prior to Eligible Awards with a later date of grant. If two or more Eligible Awards are granted on the same date, each Eligible Award will accelerate and vest on a pro-rata basis. For the avoidance of doubt, the acceleration described in this Section 24 does not apply to any Eligible Awards with performance-based vesting. Notwithstanding anything in this Section 24 to the contrary, in the event a Participant’s death results from suicide, the acceleration and vesting described in this Section 24 will be solely at the Company’s discretion and will not occur automatically.

25.EXECUTION. To record the Board’s and Company’s adoption of the Plan, the Company has caused the undersigned authorized officer of the Company to execute this Plan document effective as of April 30, 2019.

PLURALSIGHT HOLDINGS, LLC
By:     /s/ Matthew Forkner
Name:     Matthew Forkner
Title:     General Counsel